Exhibit 10.99

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment Agreement” or “Amendment Agreement”), is entered into October 15, 2018 and is effective as of October 9, 2018, by and between COLLECTORS UNIVERSE, INC., a Delaware corporation (the “Company”), and JOSEPH J. ORLANDO (“Executive”), with reference to the following:

R E C I T A L S:

A.     Executive is employed as the Chief Executive Officer (“CEO”) of the Company under an Employment Agreement dated as of October 9, 2017 (the “Employment Agreement”);

B.     The Company and Executive desire to extend the term of Executive’s employment as the Company’s CEO for one year and to amend the Employment Agreement accordingly; and

C.     As a consequence of that extension and in conjunction therewith, certain provisions of the Employment Agreement which were specific to the Executive’s first year of employment as CEO need to be amended as and to the extent provided hereinafter in this First Amendment Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the respective promises of each party made to the other in this Amendment Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, it is agreed as follows:

1.     Extension of the Term of Employment. The term of Executive’s employment under the Employment Agreement is hereby extended for one year ending on October 9, 2019, unless the Executive’s employment is either (i) further extended by mutual written agreement of the parties, or (ii) sooner terminated pursuant to any of the provisions of Section 5 or Section 6 of the Employment Agreement.

2.     Amendment of Section 4.2 of Employment Agreement. Section 4.2 of the Employment Agreement is hereby amended as follows:

2.1     Paragraph (a) of Section 4.2 of the Employment Agreement is hereby deleted in its entirety.

2.2     Paragraph (b) of Section 4.2 of the Employment Agreement is re-lettered as paragraph (a) and is hereby amended to read in its entirety as follows:

“(a)     Executive shall be entitled to participate in any cash, equity or other incentive plans or programs that are adopted by the Board of Directors or its Compensation Committee during the term of Executive’s employment as CEO and are generally made available to the Company’s executive officers, subject to the eligibility requirements and the other terms and conditions thereof, including any performance, time or other vesting conditions; provided that it is understood and agreed that neither the Board nor its Compensation Committee shall be obligated to adopt any such incentive or bonus plans or programs.”

2.3     Paragraph (c) of Section 4.2 of the Employment Agreement is hereby re-lettered as paragraph (b), but is not otherwise amended or modified.

3.     No Other Changes. The Employment Agreement shall remain in full force and effect and, except as amended by this Amendment Agreement, shall remain unchanged.

4.     Miscellaneous.

4.1     Construction. This Amendment Agreement is the result of arms-length negotiations between the parties hereto, and no provision hereof shall be construed against a party by reason of the fact that such party or its legal counsel drafted said provision or for any other reason.

4.2     Entire Agreement. This Amendment Agreement contains all of the agreements of the parties relating to, and supersedes all prior agreements or understandings, written or oral, between the parties regarding, the subject matter hereof.

4.3     Binding on Successors. Subject to the provisions of Section 9.8 of the Employment Agreement (entitled “No Assignment”), which provisions are incorporated herein by this reference, this First Amendment Agreement shall be binding on the parties and their respective heirs, legal representatives and successors and assigns.

4.4     Headings. Section and paragraph headings in this Amendment Agreement are for convenience of reference only and shall not affect the meaning or have any bearing on the interpretation of any provision of this Amendment Agreement.

4.5     Severability. If any provision of this Amendment Agreement is held to be invalid, illegal or unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired in any way as a result thereof.

4.6     Governing Law. This Amendment Agreement is made in and shall be construed and interpreted according to and enforced under the internal laws of the State of California, excluding its choice of law rules and principles.

4.7     Counterparts. This Amendment Agreement may be executed by the parties in separate counterparts, and each of such signed counterparts, including any photocopies or facsimile or digital copies thereof, shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment Agreement as of the day and date first above written:

The Company:	COLLECTORS UNIVERSE, INC.

	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

Executive:		/s/ JOSEPH J. ORLANDO
Joseph J. Orlando

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